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                                                            EXHIBIT 21



                LIST OF SUBSIDIARIES OF VISION TWENTY-ONE, INC.
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                                                      JURISDICTION
SUBSIDIARY                                            OF INCORPORATION
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
Vision 21 Managed Eye Care of Tampa, Bay, Inc.            Florida
Vision 21 Management Services, Inc.                       Florida
Vision 21 of Southern Arizona, Inc.                       Florida
Vision 21 of Sierra Vista, Inc.                           Florida
Vision Twenty-One Eye Surgery Center, Inc.                Florida
Vision Twenty-One Surgery Center, Ltd.                    Florida LP
Vision Twenty-One Managed Eye Care, IPA, Inc.             New York
LSI Acquisition, Inc.                                     New Jersey
MEC Health Care, Inc.                                     Maryland
Vision Twenty-One Physician
 Practice Management Company                              Florida
       Vision Twenty-One Eye Laser Centers, Inc.          Florida
BBG-COA, Inc.                                             Delaware
       BVC Administrators, Inc.                           New Jersey
       Block Vision, Inc.                                 New Jersey
              UVC Independent Practice Association, Inc. New York CHVC Independent Practice Association, Inc. New York
              MVC Independent Practice Association, Inc.  New York
              WVC Independent Practice Association, Inc.  New York
              FVC Independent Practice Association, Inc. New York BHVC Independent Practice Association, Inc. New York
              The Block Group of New York, Inc.           New York
              BBG Independent Practice Association, Inc.  New York
              VCA Independent Practice Association, Inc.  New York
              Block Vision of Texas, Inc.                 Texas
Vision Twenty-One of Wisconsin, Inc.                      Wisconsin
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